EXHIBIT 8.1

Significant Subsidiaries

Name	Vessel/Activity	Incorporation	Ownership Percentage
Rig Finance Ltd.	West Ceres	Bermuda	100%
Rig Finance II Limited	West Prospero	Bermuda	100%
Benmore Shipping Company Limited	Sea Alfa	Cyprus	100%
Newbond Shipping Company Limited	Front Energy	Cyprus	100%
Hudson Bay Marine Company Limited	Front Force	Cyprus	100%
Jaymont Shipping Company Limited	Sea Beta	Cyprus	100%
Front Opalia Inc	Front Opalia	Liberia	100%
Ariake Transport Corporation	Oliva (exAriake)	Liberia	100%
Bonfield Shipping Ltd.	Front Driver	Liberia	100%
Edinburgh Navigation SA	Edinburgh	Liberia	100%
Front Ardenne Inc.	Front Ardenne	Liberia	100%
Front Brabant Inc.	Front Brabant	Liberia	100%
Front Falcon Corp.	Front Falcon	Liberia	100%
Front Glory Shipping Inc.	Front Glory	Liberia	100%
Front Pride Shipping Inc.	Front Pride	Liberia	100%
Front Saga Inc.	Front Page	Liberia	100%
Front Scilla Inc.	Front Scilla	Liberia	100%
Front Serenade Inc.	Front Serenade	Liberia	100%
Front Shadow Inc.	Golden Shadow	Liberia	100%
Front Splendour Shipping Inc.	Front Splendour	Liberia	100%
Front Stratus Inc.	Ondina (ex Front Stratus)	Liberia	100%
Golden Estuary Corporation	Front Comanche	Liberia	100%
Golden Fjord Corporation	Ocana (ex Front Commerce)	Liberia	100%
Golden Narrow Corporation	Golden Victory	Liberia	100%
Golden Seaway Corporation	Front Vanguard	Liberia	100%
Golden Sound Corporation	Front Vista	Liberia	100%
Golden Tide Corporation	Front Circassia	Liberia	100%
Hitachi Hull # 4983 Corporation	Otina (ex Hakata)	Liberia	100%
Katong Investments Ltd.	Front Breaker	Liberia	100%
Millcroft Maritime SA	Front Champion	Liberia	100%
Sea Ace Corporation	Front Ace	Liberia	100%
Ultimate Shipping Ltd.	Front Century	Liberia	100%
Aspinall Pte Ltd.	Front Viewer	Singapore	100%
Blizana Pte Ltd.	Front Rider	Singapore	100%
Bolzano Pte Ltd.	Mindanao	Singapore	100%
Cirebon Shipping Pte Ltd.	Front Vanadis	Singapore	100%
Fox Maritime Pte Ltd.	Front Sabang	Singapore	100%
Front Dua Pte Ltd.	Front Duchess	Singapore	100%
Front Empat Pte Ltd.	Front Highness	Singapore	100%
Front Enam Pte Ltd.	Front Lord	Singapore	100%
Front Lapan Pte Ltd.	Front Climber	Singapore	100%
Front Lima Pte Ltd.	Front Lady	Singapore	100%
Front Tiga Pte Ltd.	Front Duke	Singapore	100%
Front Sembilan Pte Ltd.	Front Leader	Singapore	100%
Rettie Pte Ltd.	Front Striver	Singapore	100%
Transcorp Pte Ltd.	Front Guider	Singapore	100%
Ship Finance Management AS	Management company	Norway	100%
SFL Holdings LLC	Intermediate holding company	Delaware	100%
Madeira International Corp.	Intermediate holding company	Liberia	100%
SFL Geo I Limited	Scan Empress (NB)	Bermuda	100%
SFL Geo II Limited	Scan Superior (NB)	Bermuda	100%
SFL Geo III Limited	Scan Finder (NB)	Bermuda	100%
HL Hunter LLC	Horizon Hunter	Delaware	100%
HL Hawk LLC	Horizon Hawk	Delaware	100%
HL Eagle LLC	Horizon Eagle	Delaware	100%
HL Falcon LLC	Horizon Falcon	Delaware	100%
HL Tiger LLC	Horizon Tiger	Delaware	100%
SFL Europa Inc.	Montemar Europa	Marshall Islands	100%
SFL Chemical Tanker Ltd.	SC Heibei (NB)	Marshall Islands	100%
SFL Chemical Tanker II Ltd.	SC Guangzhou (NB)	Marshall Islands	100%
SFL Sea Cheetah Limited	Sea Cheetah	Cyprus	100%
SFL Sea Halibut Limited	Sea Halibut	Cyprus	100%
SFL Sea PikeLimited	Sea Pike	Cyprus	100%
SFL Sea Jaguar Limited	Sea Jaguar	Cyprus	100%
SFL Sea Bear Limited	Sea Bear	Cyprus	100%
SFL Sea Leopard Limited	Sea Leopard	Cyprus	100%